CHAIRMAN OF CHINA DREDGING AND PINGTAN FISHING TO PURCHASE APPROXIMATELY $6 MILLION OF ORDINARY SHARES OF CHINA GROWTH EQUITY INVESTMENT

NEW YORK, Jan. 15, 2013 /PRNewswire/ -- China Growth Equity Investment Ltd. (Nasdaq: CGEI; CGEIU; CGEIW) ("CGEI"), a special purpose acquisition company ("SPAC"), today announced that Mr. Xinrong Zhuo, the founder, Chairman and controlling shareholder of China Dredging Group Co., Ltd. ("CDGC") and Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd. ("Pingtan Fishing"), has informed CGEI that he intends to purchase approximately $6 million of ordinary shares of CGEI either through open market purchases or privately negotiated transactions. This purchase of ordinary shares by Mr. Zhuo is expected to be completed by approximately January 28, 2013 and is in excess of the minimum cash amount necessary to be left in CGEI's trust account in order to close the business combination announced by CGEI, CDGC and Pingtan Fishing on October 25, 2012.

About CGEI

China Growth Equity Investment Ltd. (Nasdaq: CGEI; CGEIU; CGEIW), or CGEI, is a SPAC, also known as a blank-check company incorporated as a Cayman Islands-exempted company. CGEI intends to use the net proceeds from its initial public offering for the purpose of acquiring one or more operating companies through a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination. On October 25, 2012 CGEI and CDGC entered into a definitive merger agreement for CGEI to merge with CDGC and that CGEI and Pingtan Fishing entered into a definitive agreement for CGEI to acquire Pingtan Fishing. The parties expect the transactions to provide CDGC and Pingtan Fishing with necessary financial resources for the companies' next stage of growth. The combined entity, which will be renamed "Pingtan Marine Enterprise Ltd.," intends to apply to be listed on NASDAQ under the ticker symbol "PME". Upon completion of the merger and the acquisition, Mr. Xinrong Zhuo, will be the chairman of the combined company.

Disclaimer:

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

In connection with the proposed business combination, CGEI will prepare and file with the U.S. Securities and Exchange Commission (the "SEC") a proxy statement. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of CGEI. Before making any voting decision, shareholders are urged to read the proxy statement carefully and in its entirety because it will contain important information about the proposed merger. Shareholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC when they become available through the SEC's website at http://www.sec.gov. Shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents when they become available by contacting CGEI's Corporate Secretary, Chantelle Bai, at CN11 Legend Town, No.1 Balizhuangdongli, Chaoyang District, Beijing, 100025, P.R.C., telephone number (+86-10-6550-3186), or by email to cbai@chum.com.cn.

Participants in the Solicitation

CGEI and its directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of CGEI in connection with the proposed business combination. Information regarding the officers and directors of CGEI is available in CGEI's annual report on Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Additional information regarding the interests of such potential participants will also be included in the proxy statement for the proposed business combination and the other relevant documents filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements that reflect CGEI's current beliefs, expectations or intentions regarding future events. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "to merge," "to name," "to receive," "will," "may," "could," "should," "expect," "expected," "proposed," "contemplated," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, CGEI's expectations with respect to the combined company's plans, objectives, expectations and intentions with respect to future operations; approval and adoption of business combination by the requisite number of shareholders; and the timing of the completion of the proposed business combination. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of CGEI's and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) the failure of the business combination to close for any reason; (ii) general business and economic conditions; (iii) the performance of financial markets; (iv) risks relating to the consummation of the contemplated business combination, including the risk that required shareholder approval and regulatory agencies might not be obtained in a timely manner or at all or that other closing conditions are not satisfied; (v) the impact of the business combination on the markets for the combined company's products and services; (vi) the employees of CGEI, CDGC and Pingtan Fishing not being combined and integrated successfully; (vii) operating costs and business disruption following the business combination, including adverse effects on employee retention and on CGEI's, CDGC's and Pingtan Fishing's business relationships with third parties; (viii) the inability of the combined company following the closing of the business combination to meet NASDAQ's listing requirements and the failure of the combined company's securities to be listed or continue to be listed on NASDAQ; (ix) the amount of cash available to the combined company following the business combination being insufficient to allow CGEI, CDGC, Pingtan Fishing or the combined company to achieve their business goals; and (xi) the future performance of the combined company following the closing of the business combination. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by CGEI with the SEC, as well as the proxy statement when it becomes available. CGEI anticipates that subsequent events and developments may cause its views and expectations to change. CGEI assumes no obligation, and they specifically disclaim any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: CGEI, Jin Shi, Shi@chum.com.cn, +86-10-6550-3186

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